SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 22, 2005

Merrill Lynch & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7182	13-2740599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York	10080

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 449-1000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

Shareholders of Merrill Lynch & Co., Inc. (‘Merrill Lynch”) have approved, effective April 22, 2005, the adoption of the Merrill Lynch & Co., Inc. Deferred Stock Unit Plan for Non-Employee Directors at the Company’s 2005 Annual Meeting (the “Director Plan”). Under the Director Plan, each non-employee Director of Merrill Lynch will receive deferred stock units with a value of $185,000 annually as part of their Director’s compensation. Shareholders approved the authorization of a total of 1,027,605 shares under the Director Plan at the Merrill Lynch 2005 Annual Meeting.

Each deferred stock unit to be granted under the Director Plan represents the right to receive a share of Merrill Lynch Common Stock after the expiration of a holding period. Non-employee Directors will receive the annual grants on the date of the Company’s annual meeting (or a prorated grant upon joining the Board). In each case, the number of deferred stock units is determined by dividing the dollar value of the grant by the mean of the high and low prices on a given date of the common stock on the grant date. The deferred stock units with respect to a particular grant will become payable upon the expiration of a holding period for the grant, which is the earlier of the fifth anniversary of the grant date or a Director’s end-of-service date.

The Director Plan is described in more detail, and a copy of the Director Plan is included in, the Merrill Lynch’s 2005 Proxy Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH & CO., INC.

(Registrant)

	By:	/s/ Judith A. Witterschein

Judith A. Witterschein
Corporate Secretary

Date: April 25, 2005

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